United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2013 (Date of earliest event reported: April 15, 2013)
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281
 (Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01  Entry Into a Material Definitive Agreement

On April 15, 2013, Xhibit Corp., a Nevada corporation (“Xhibit” or “Registrant”), entered into Unsecured Promissory Notes (the "Notes") in the aggregate principal amount of $375,000 with four lenders, all of which were accredited investors The Notes bear interest at a fixed amount equal to ten percent (10%) of the principal amount.  The Notes mature on March 31, 2014, when the principal and the fixed interest amount are due in full.  The Notes are unsecured and were issued pursuant to an Unsecured Note Purchase Agreement, under which the Registrant is seeking up to $1,250,000.  The Registrant may continue to offer and sell additional unsecured promissory notes under this Unsecured Note Purchase Agreement until April 30, 2013.  All proceeds from the Notes are expected to be used for general working capital.

The foregoing description of the Unsecured Note Purchase Agreement and the Promissory Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Forms of Unsecured Note Purchase Agreement and Promissory Note, copies of which are filed as Exhibits 10.21 and 10.22 to this Form 8-K.

ITEM 9.01  Exhibits

10.21	Form of Unsecured Note Purchase Agreement of Xhibit Corp., filed herewith.

10.22	Form of Unsecured Promissory Note of Xhibit Corp., filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 19, 2013
Xhibit Corp., a Nevada corporation

By:  /s/ Michael Schifsky
Michael Schifsky, CFO